Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2018, with respect to the consolidated financial statements included in the Annual Report of Resource Real Estate Opportunity REIT, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the registration statement of Resource Real Estate Opportunity REIT, Inc. on Form S-3 (File No. 333-211721).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania

March 29, 2018